Exhibit 10.1

IR EXECUTIVE DEFERRED COMPENSATION PLAN

[Amended and Restated as of January 1, 2017]

TABLE OF CONTENTS

SECTION 1 - STATEMENT OF PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

SECTION 2 - DEFINITIONS

SECTION 4 - PARTICIPATION, DEFERRAL ELECTION AND INVESTMENT ELECTION

4.1    Participation and Deferral Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
4.2    Investment Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

SECTION 5 - VESTING

5.1    Deferral Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
5.2    Supplemental Contributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
5.3    Discretionary Contributions. . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 6 - ACCOUNTS AND VALUATIONS

SECTION 7 - DISTRIBUTION OF ACCOUNTS

(ii)

SECTION 9 - AMENDMENT AND TERMINATION OF PLAN

9.1    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . 17
9.2    Termination of Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . 17

SECTION 10 - MISCELLANEOUS

(ii)

IR Executive Deferred Compensation Plan
Amended and Restated as of January 1, 2017

SECTION 1

STATEMENT OF PURPOSE

The purpose of the IR Executive Deferred Compensation Plan (the “Plan”) is to further increase the mutuality of interest between Ingersoll-Rand Company (the “Company”), its employees, the employees of a Participating Employer and members of Ingersoll-Rand plc by providing a select group of management and highly compensated employees of the Company or a Participating Employer the opportunity to elect to defer receipt of cash compensation. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan, originally known as the Ingersoll-Rand Company Executive Deferred Compensation and Stock Bonus Plan, became effective on January 1, 1997, was amended and restated effective January 1, 2001, and again effective August 1, 2007, January 1, 2009 and July 1, 2009. This further amendment and restatement is incorporating two amendments since July 1, 2009.

Notwithstanding any other provision of the Plan to the contrary (including any election made by any Participant under the Plan), (i) no amount shall be deferred under the Plan if, pursuant to the effective date rules of Section 885(d) of the American Jobs Creation Act of 2004, Q&A-16 of IRS Notice 2005-1, and Treasury Regulations section 1.409A-6(a), such amount would be subject to Section 409A of the Internal Revenue Code of 1986, as amended (a “Non-Grandfathered New Deferral Amount”), and (ii) any amount previously deferred under the Plan that, pursuant to the effective date rules of Section 885(d) of the American Jobs Creation Act of 2004, Q&A-16 of IRS Notice 2005-1, and Treasury Regulations section 1.409A-6(a), is subject to Section 409A of the Internal Revenue Code of 1986, as amended (a “Non-Grandfathered Prior Deferral Amount”) shall no longer be credited or payable under the Plan after December 31, 2004. Any Non- Grandfathered New Deferral Amount shall instead be deferred under the IR Executive Deferred Compensation Plan II, and any Non-Grandfathered Prior Deferral Amount shall instead be credited under the IR Executive Deferred Compensation Plan II, as and to the extent provided under the terms of the IR Executive Deferred Compensation Plan II.

SECTION 2

DEFINITIONS

2.1
“Account Balance” means, for each Plan Year, a credit on the records of the Company equal to the sum of the value of a Participant’s Deferral Account, Supplemental Contribution Account, Discretionary Company Contribution Account

and IR Stock Account for such Plan Year. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or to the Participant’s designated Beneficiary, pursuant to the Plan.

2.2
“Administrative Committee” shall mean the committee appointed by the Chief Executive Officer of the Company which will administer the Plan in accordance with the duties delegated to it by the Compensation Committee or as set forth herein.

2.3
“Base Salary” means a Participant’s annual base salary, excluding bonuses, commissions, incentive compensation and all other remuneration for services rendered to the Company or a Participating Employer and prior to a reduction for any salary contributions to a plan established pursuant to Code Section 125 or qualified pursuant to Code Section 401(k).

2.4	“Beneficiary” means the person or persons designated as such in accordance with Section 8.

2.5
“Beneficiary Designation Form” means the form established from time to time by the Administrative Committee that a Participant completes and returns to the Administrative Committee to designate one or more Beneficiaries.

2.6	“Cash Incentive Compensation Award” means any of the Participant’s annual cash incentive compensation awards.

2.7
“Change in Control” means a “change in control of the Company” (as set forth in the Company's Incentive Stock Plan of 2007) or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than any sale, lease, exchange or other transfer to any person or entity where the Company owns, directly or indirectly, at least 80 percent of the outstanding voting securities of such person or entity after any such transfer, unless a different definition is used for purposes of any severance of employment agreement or change of control arrangement between the Company and a Participant, in which event such definition shall apply. Notwithstanding the foregoing, for purposes of this Section 2.7, the term “Company” shall mean Ingersoll-Rand plc.

2.8	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9	“Compensation Committee” means the Compensation Committee of the Board of Directors of Ingersoll-Rand plc.

2.10
“Deferral Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Deferral Account, less

(iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Deferral Account.

2.11
“Deferral Amount” means the amount of a Participant’s Cash Incentive Compensation Award, Base Salary and Dividends on Stock Grants actually deferred under the Plan by the Participant pursuant to Section 4 for any one Plan Year. Effective May 29, 2003, Deferral Amount shall also mean, with respect to a Participant who participates in the Ingersoll-Rand Company Elected Officers Supplemental Program or the Ingersoll-Rand Company Supplemental Key Management Plan, the amount that would be payable to the Participant under the Ingersoll-Rand Company Elected Officers Supplemental Program, Ingersoll-Rand Company Supplemental Key Management Plan, Ingersoll-Rand Company Supplemental Employee Savings Plan and/or the Ingersoll-Rand Company Supplemental Pension Plan but for the Participant’s deferral under Section 4 of the Plan and the applicable provisions of the Ingersoll-Rand Company Supplemental Employee Savings Plan and/or the Ingersoll-Rand Company Supplemental Pension Plan.

2.12	“Disability” means the Participant is eligible to receive benefits under a long-term disability plan maintained by the Company or a Participating Employer.

2.13	“Discretionary Company Contribution” means an additional amount to be credited to a Participant's Discretionary Contribution Account for a Plan Year.

2.14
“Discretionary Company Contribution Account” means, for each Plan Year, (i) the sum of all of a Participant’s Discretionary Company Contributions, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Discretionary Company Contribution Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Discretionary Company Contribution Account.

2.15	“Dividends on Stock Grants” means the dividends on deferred stock grants payable to a Participant pursuant to the Ingersoll-Rand Company Incentive Stock Plan of 1998 or any successor plan thereto.

2.16
“Early Distribution” means an election by the Participant, pursuant to Section 7.6, to receive a distribution of amounts from the Participant’s Deferral Account, IR Stock Account, vested Discretionary Company Contribution Account and vested Supplemental Contribution Account with respect to a specific Plan Year prior to the time at which such Participant would otherwise be entitled to such amounts.

2.17	“Effective Time” means the Effective Time as such time is defined in the Merger Agreement.

2.18	“Elected Officer” means an officer of the Company elected to such position by the Board of Directors of the Company.

2.19
“Election Form” means the form or forms established from time to time by the Administrative Committee that a Participant completes, signs and returns to the Administrative Committee to make an election under the Plan. An Election Form also includes any other method approved by the Administrative Committee, in its sole and absolute discretion, that a Participant may use to make an election under the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan. If there is a conflict between the Election Form and the Plan, the terms of the Plan shall control and govern.

2.20
“Eligible Employee” means an Elected Officer or an individual who is among a select group of management and highly compensated employees of the Company or a Participating Employer who has been selected by the Administrative Committee, in its sole and absolute discretion, to participate in the Plan.

2.21	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.22
“Investment Option Subaccounts” means the separate subaccounts, each of which corresponds to an investment option elected by the Participant or, as provided in Section 6.3 regarding Discretionary Company Contributions, the Administrative Committee, with respect to a Participant’s Deferral Accounts and/or Discretionary Company Contribution Accounts, as applicable.

2.23	“IR Stock” means the ordinary shares, par value $1.00 per share, of Ingersoll-Rand plc, an Irish company.

2.24
“IR Stock Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts and Discretionary Company Contributions that are deemed to be invested in IR Stock, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s IR Stock Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s IR Stock Account.

2.25
“Merger Agreement” means that certain Agreement and Plan of Merger among the Company, Ingersoll-Rand Company Limited, and IR Merger Corporation dated as of October 31, 2001, pursuant to which the Company became an indirect wholly-owned subsidiary of Ingersoll-Rand Company Limited.

2.26	“Participant” means an Eligible Employee participating in the Plan in accordance with the provisions of Section 4.

2.27	“Participating Employer” means any direct or indirect parent, subsidiary or affiliate of the Company.

2.28	“Plan Year” means a calendar year.

2.29	“Retirement” means termination of employment by a Participant after he or she has attained age 65 (62 for Elected Officers) or termination at or after age 55 with at least five (5) years of Service.

2.30	“Return” means, for each investment option, an amount equal to the net investment return (including changes in value and distributions) for each such investment option during each business day.

2.31	“Service” means periods of service with the Company or a Participating Employer as determined by the Administrative Committee in its sole and absolute discretion.

2.32
“Supplemental Contribution” means an additional amount to be credited to a Participant’s Supplemental Contribution Account equal to twenty percent (20%) of the Participant’s Cash Incentive Compensation Award that is deferred under Section 6.1 of the Plan for a Plan Year by the Participant and is, at the time of making the deferral election, elected to be invested in the Participant’s IR Stock Account. Supplemental Contributions shall be available and credited only to Participants whose job category indicates specified ownership guidelines as determined by the Compensation Committee in its sole and absolute discretion.

2.33
“Supplemental Contribution Account” means, for each Plan Year, (i) the sum of all of a Participant’s Supplemental Contributions, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Supplemental Contribution Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Supplemental Contribution Account.

2.34	“Trust” means the Ingersoll-Rand Company Deferred Compensation Trust Agreement, dated as of January 1, 2001 between the Company and the trustee named therein, as amended from time to time.

2.35
“Unforeseeable Financial Emergency” means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant’s property due to casualty or other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that would constitute an unforeseeable financial emergency will depend upon the facts of each case, but, in any case, a hardship benefit may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship, or (iii) by cessation of Deferral Amounts under the Plan.

SECTION 3

ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee (or any successor committee). The Compensation Committee has delegated authority to the Administrative Committee to administer the Plan in accordance with the provisions of this Section. Notwithstanding the previous sentence, the Compensation Committee shall retain authority for determining (i) a Participant’s eligibility to receive Supplemental Contributions, and (ii) eligibility for, and the amount of, Discretionary Company Contributions with respect to Participants whose job category indicates specified ownership guidelines as determined by the Compensation Committee.

The primary responsibility of the Administrative Committee is to administer the Plan for the exclusive benefit of Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrative Committee shall administer the Plan in accordance with its terms to the extent consistent with applicable law, and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrative Committee shall be conclusive and binding upon all affected parties. Any denial by the Administrative Committee of a claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Administrative Committee in accordance with the claims procedures annexed hereto as Appendix A, which shall govern all claims submitted under the Plan.

SECTION 4

PARTICIPATION, DEFERRAL ELECTION AND INVESTMENT ELECTION

4.1
Participation and Deferral Election. Any Eligible Employee may elect to participate in the Plan for a given Plan Year by filing a completed Election Form for the Plan Year in the manner prescribed by the Administrative Committee. The Election Form must specify the percentage or dollar amount of any Deferral Amount otherwise payable during such Plan Year that will be deferred under the Plan. Notwithstanding the previous sentence, an election to defer Dividends on Stock Grants shall be equal to one hundred percent (100%) of the Dividends on Stock Grants. The minimum total dollar amount of a Participant’s Deferral Amount that a Participant may defer under the Plan for any Plan Year is $5,000. Any election to defer a Deferral Amount is irrevocable upon the filing of the Election Form, and must be properly completed and filed no later than the November 30 immediately preceding such Plan Year, or such other date as the Administrative Committee may specify. An Eligible Employee who fails to file a properly completed Election Form by such date will be ineligible to defer a Deferral Amount under the Plan for the following Plan Year. In addition, the Administrative Committee, in its sole and absolute discretion, may establish from time to time such other enrollment requirements as it determines are necessary or proper.

Notwithstanding anything to the contrary, the Administrative Committee, in its sole and absolute discretion, shall determine from time to time the percentage of Base Salary that may be deferred by Participants under the Plan in any Plan Year. Once such a determination is made the percentage shall remain in effect until changed by the Administrative Committee.

If the Administrative Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), the Administrative Committee shall have the right, in its sole and absolute discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then vested Account Balances and terminate the Participant's participation in the Plan.

4.2
Investment Election. In accordance with procedures established by the Administrative Committee in its sole and absolute discretion, prior to the time a Participant’s Deferral Amounts are credited to a Participant’s Deferral Account pursuant to Section 6.1, the Participant shall designate, on an Election Form, the types of investment options in which the Participant’s Deferral Amounts will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Deferral Account and, with respect to Deferral Amounts that are designated by the Participant to be deemed to be invested in IR Stock, the IR Stock Account.

Subject to the right of the Administrative Committee to direct the types of investment options in which a Participant’s Discretionary Company Contributions will be deemed to be invested as described in Section 6.3, in the event a Participant receives a Discretionary Company Contribution, the Participant shall, at the time designated by the Administrative Committee, in its sole and absolute discretion, designate, on an Election Form, the types of investment options in which the Participant’s Discretionary Company Contributions will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Discretionary Company Contribution Account and, with respect to Discretionary Company Contributions that are designated by the Participant to be deemed to be invested in IR Stock, the IR Stock Account.

In making the designations pursuant to this Section, the Participant may specify that all or any portion of the Participant’s Deferral Amount and, subject to Section 6.3, Discretionary Company Contributions be deemed to be invested, in whole percentage increments, in one or more of the types of investment options provided under the Plan as communicated from time to time by the Administrative Committee. Subject to Section 6.4, a Participant may change the designation made under this Section with respect to prior and/or future Deferral Amounts and/or, subject to Section 6.3, prior and/or future Discretionary Company Contributions by filing an Election Form no later than the time specified by the Administrative Committee, in its sole and absolute discretion, to be effective as of the first business day of the following month. Subject to Section 6.4, effective January 1, 2017, a Participant may change the designation made under this Section with respect to prior and/or future Deferral Amounts and/or subject to Section 6.3, prior Discretionary Company Contributions to be effective as of the next business day, provided the change is received by the Plan’s record keeper no later than close of the stock market (typically 4 p.m. eastern standard time). Changes received after close of the stock market shall be effective on the second business day after receipt. Except for Discretionary Company Contributions that the Administrative Committee, pursuant to Section 6.3, has directed the investment options in which a Participant’s Discretionary Company Contributions shall be deemed to be invested, if a Participant fails to elect a type of investment option under this Section, he or she shall be deemed to have elected the investment option designated by the Administrative Committee as the default investment option.

SECTION 5

VESTING

5.1.	Deferral Amounts. A Participant shall be fully vested in his or her Deferral Account.

5.2.
Supplemental Contributions. A Participant shall vest in his or her Supplemental Contribution Account on the earliest of: (i) the fifth anniversary of the date the Supplemental Contribution is credited to the Participant's Supplemental Contribution Account; (ii) the date of the Participant's Retirement; (iii) the Participant’s Disability; (iv) the Participant's death; (v) a Change in Control; or (vi) a termination of the Plan pursuant to Section 9.2.

5.3.
Discretionary Contributions. A Participant shall vest in his or her Discretionary Company Contribution Account on the earliest of: (i) the date determined by the Administrative Committee; (ii) the date of the Participant’s Disability; (iii) the date of the Participant’s death; (iv) a Change in Control; or (v) a termination of the Plan pursuant to Section 9.2. Notwithstanding the above, to the extent an agreement between the Company and the Participant contains provisions governing vesting with regards to a Discretionary Company Contribution made on behalf of the Participant, the terms of such agreement shall apply.

SECTION 6
ACCOUNTS AND VALUATIONS

6.1
Deferral Accounts. The Administrative Committee shall establish and maintain a separate Deferral Account for each Participant for each Plan Year. All Deferral Amounts, other than Deferral Amounts that are deemed, at the Participant’s election, to be invested in IR Stock shall be credited to the Participant’s Deferral Account on the date when the Deferral Amount would otherwise be paid to the Participant. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in IR Stock shall be credited to the Participant’s IR Stock Account as described in Section 6.4.

Each Participant’s Deferral Accounts shall be divided into Investment Option Subaccounts. A Participant’s Deferral Accounts shall be credited as follows:

(a)
On the day a Deferral Amount is credited to a Participant’s Deferral Account, the Administrative Committee shall credit the Investment Option Subaccounts of the Participant's Deferral Account with an amount equal to the Participant’s Deferral Amount in accordance with the Participant's Election Form; that is, the portion of the Participant's Deferral Amount that the Participant has elected to be deemed to be invested in a certain type of investment option shall be credited to the Investment Option Subaccount corresponding to that investment option, and

(b)
Each business day, each Investment Option Subaccount of a Participant's Deferral Account shall be adjusted for earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Option Subaccount as of the prior day plus contributions credited that day to the Investment Option Subaccount by the Return for the corresponding investment option.

6.2
Supplemental Contribution Accounts. The Administrative Committee shall establish and maintain a separate Supplemental Contribution Account for each Plan Year for each Participant who receives a Supplemental Contribution for such Plan Year. All Supplemental Contributions shall be credited to the Participant’s Supplemental Contribution Account on the same date that the Participant’s Deferral Amount applicable to a Cash Incentive Compensation Award for which the Supplemental Contribution is being made is credited to the Participant’s Deferral Account pursuant to Section 6.1. All of a Participant’s Supplemental Contributions shall be deemed to be invested in, and shall remain deemed to be invested in, IR Stock in the Participant’s Supplemental Contribution Account until such amounts are distributed from the Plan.

All Supplemental Contributions shall initially be credited to a Participant’s Supplemental Contribution Account in units or fractional units of IR Stock. The value of each unit shall be determined each business day and shall equal the closing price of one share of IR Stock on the New York Stock Exchange-Composite Tape. On each date that Supplemental Contributions are credited to a Participant’s Supplemental Contribution Account, the number of units to be credited shall be determined by dividing the number of units by the value of a unit on such date.

Dividends paid on IR Stock shall be reflected in a Participant’s Supplemental Contribution Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of IR Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.

6.3
Discretionary Company Contribution Accounts. The Administrative Committee shall establish and maintain a separate Discretionary Company Contribution Account for each Plan Year for each Participant who receives a Discretionary Company Contribution for such Plan Year. All Discretionary Company Contributions, other than those that are deemed, at the Participant’s election or as directed by the Administrative Committee pursuant to the following paragraph, to be invested in IR Stock shall be credited to the Participant’s Discretionary Company Contribution Account on the date determined by the Administrative Committee in its sole and absolute discretion. All Discretionary Company Contributions that are deemed, at the Participant’s election or as directed by the Administrative Committee, to be invested in IR Stock shall be credited to the Participant’s IR Stock Account as described in Section 6.4.

Each Participant’s Discretionary Company Contribution Accounts shall be divided into Investment Option Subaccounts. Notwithstanding the previous sentence, the Administrative Committee may, in its sole and absolute discretion, at the time a Discretionary Company Contribution is made, direct that a Participant’s Discretionary Company Contribution be invested in any one or more of the Investment Option Subaccounts (including the IR Stock Account) and that such Discretionary Company Contribution remain invested in such Investment Option Subaccounts until at least such time as the Administrative Committee, in its sole and absolute discretion, determines that such Discretionary Company Contribution, or portion thereof, may, except as otherwise provided in Section 6.4, be invested in Investment Option Subaccounts elected by the Participant. A Participant’s Discretionary Company Contribution Accounts shall be credited as follows:

(a)
On the day a Discretionary Company Contribution is credited to a Participant’s Discretionary Company Contribution Account, the Administrative Committee shall credit the Investment Option Subaccounts of the Participant's Discretionary Company Contribution Account with an amount equal to the Participant’s Discretionary Company Contribution in

accordance with the Participant's Election Form or as directed by the Administrative Committee; that is, the portion of the Participant's Discretionary Company Contribution that the Participant has elected, or that the Administrative Committee has directed, to be deemed to be invested in a certain type of investment option shall be credited to the Investment Option Subaccount corresponding to that investment option.

(b)
Each business day, each Investment Option Subaccount of a Participant's Discretionary Company Contribution Account shall be adjusted for earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Option Subaccount as of the prior day plus contributions credited that day to the Investment Option Subaccount by the Return for the corresponding investment option.

To the extent an agreement between the Company and the Participant contains provisions governing the deemed investment of Discretionary Company Contributions made on behalf of the Participant, the deemed investment provisions of such agreement shall apply.

6.4
IR Stock Accounts. The Administrative Committee shall establish and maintain a separate IR Stock Account for each Plan Year for each Participant who (i) elects to have all or a portion of his of her Deferral Amounts and/or Discretionary Company Contributions for such Plan Year invested in IR Stock or, (ii) receives a Discretionary Company Contribution which is directed, pursuant to Section 6.3, by the Administrative Committee to be deemed to be invested in IR Stock. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in IR Stock shall be credited to the Participant’s IR Stock Account on the date when the Deferral Amount would otherwise be paid to the Participant. All Discretionary Company Contributions that are deemed, whether at the Participant’s election or as directed by the Administrative Committee, to be invested in IR Stock shall be credited to the Participant’s IR Stock Account on the date determined by the Administrative Committee in its sole and absolute discretion. Notwithstanding anything to the contrary, IR Stock credited to a Participant’s IR Stock Account may not be designated by the Participant to be deemed to be invested in any other investment option and shall remain invested in IR Stock in such IR Stock Account until distributed from the Plan and no deferrals originally invested in another investment option may be reinvested in IR Stock. A Participant’s IR Stock Accounts shall be credited as follows:

(a)
On the day a Deferral Amount or Discretionary Company Contribution is credited to a Participant’s IR Stock Account, the Administrative Committee shall credit the IR Stock Account with an amount equal to the Participant’s Deferral Amount and/or Discretionary Company Contribution.

(b)	All Deferral Amounts and Discretionary Company Contributions deemed to be invested in IR Stock in accordance with the Participant’s Election Form or, with respect to Discretionary Company Contributions as directed by the Administrative Committee, shall be credited to a Participant's IR Stock Account in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of IR Stock on the New York Stock Exchange-Composite Tape. On each date that Deferral Amounts and/or Discretionary Company Contributions are credited to the Participant's IR Stock Account, the number of units to be credited shall be determined by dividing the amount of such Deferral Amounts and/or Discretionary Company Contributions by the value of a unit on such date.

Dividends paid on IR Stock shall be reflected in a Participant's IR Stock Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of IR Stock on the New York Stock Exchange-Composite Tape on the date such dividends are paid.

6.5
Changes in Capitalization. If there is any change in the number or class of shares of IR Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the units in each Participant’s IR Stock Account and Supplemental Contribution Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of IR Stock or to reflect such similar corporate transaction.

6.6
Accounts are Bookkeeping Entries. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment options, including IR Stock, are to be used for measurement purposes only, and a Participant's election of any such investment option, the allocation to his or her Account Balances thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balances shall not be considered or construed in any manner as an actual investment of his or her Account Balances in any such investment option. In the event that the Company or the trustee of the Trust, in its own discretion, decides to invest funds in any or all of the investment options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balances shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Company or the Trust. The Participant shall at all times remain an unsecured creditor of the Company.

SECTION 7

DISTRIBUTION OF ACCOUNTS

7.1
Termination with Five Years of Service, Retirement, Disability and Death. A Participant who terminates employment after completing at least five (5) years of Service, reaches Retirement, incurs a Disability, or dies shall be paid his or her vested Account Balances (and after his or her death to his or her Beneficiary) in annual installments over ten (10) years beginning as soon as administratively practicable in the year following the Participant’s termination, Retirement, Disability or death unless an optional form of benefit payment is elected in accordance with the next sentence. For each Plan Year’s Account Balance the Participant may elect an optional form of benefit payment in the manner prescribed by the Administrative Committee, in its sole and absolute discretion, from among the following:

(1)	A lump sum distribution to be paid as soon as administratively practicable in the year following the Participant’s termination, Retirement, Disability or death;

(2)	Annual installments over five (5) years commencing as soon as administratively practicable in the year following the Participant’s termination, Retirement, Disability or death;

(3)	Annual installments over fifteen (15) years commencing as soon as administratively practicable in the year following the Participant’s termination, Retirement, Disability or death; and

(4)
A lump sum distribution which shall be paid as soon as administratively practicable in the year specified by the Participant on the Election Form. Such specified time shall be no less than one (1) year and no more than five (5) years following termination, Retirement, Disability or death.

A Participant may elect, on an Election Form, to change the form and/or extend the timing of a distribution under this Section that he or she has previously elected to any other form of distribution or time permitted under this Section, provided that no such election shall be effective unless it is made at least one (1) year before the Participant’s termination, Retirement, Disability or death, as applicable.

In the event of the Participant’s termination of employment with the Company with five (5) years of Service, Retirement, Disability or death prior to the elected date for one or more scheduled distributions prior to termination of employment under Section 7.2, the portion of the Participant’s Account Balance associated with such distribution(s) shall be paid to the Participant (and after his or her death to his or her Beneficiary) in the same form as elected by the Participant under this Section.

Notwithstanding any provision of the Plan to the contrary, if a Participant terminates employment after completing five (5) years of Service, has reached Retirement, incurs a Disability or dies while receiving annual installments prior to termination of employment pursuant to Section 7.2, such annual installments shall continue to be paid to the Participant (and after his or her death to his or her Beneficiary) in the same manner as if the Participant had not terminated employment, reached Retirement, incurred a Disability or died.

All distributions under this Section shall be made on a pro rata basis from the Participant's Account Balances.

7.2
Scheduled Distributions Prior to Termination of Employment. A Participant may elect, on an Election Form, to receive a distribution of all or a portion of his or her Deferral Account, IR Stock Account and vested Discretionary Company Contribution Account with respect to a Plan Year(s) while still employed by the Company. A Participant’s election for a distribution under this Section shall be permitted only if the distribution date has been specified on an original Election Form timely filed by the Participant under Section 4.1, and such distribution date (in the event of a lump sum) or the date of commencement of such distribution (in the event of annual installments) is no earlier than two (2) years from the last day of the Plan Year for which the portion of the Deferral Account, IR Stock Account and vested Discretionary Company Contribution Account to be distributed was actually deferred. A Participant may elect, on an Election Form, to extend the date for any distribution under this Section with respect to any Plan Year, provided such election occurs at least one year before the date of distribution most recently elected for that Plan Year by the Participant and the extension is for a period of not less than two (2) years after the date of distribution most recently elected for that Plan Year by the Participant. The Participant shall have the right to extend the date for any distribution under this Section for a Plan Year twice.

At the time an election for a distribution under this Section is made, the Participant shall also elect, on the Election Form, the form of payment of the distribution. The Participant shall elect either (i) a lump sum payment to be paid as soon as soon as administratively practicable in the year specified by the Participant on the Election Form or (ii) annual installments over two (2), three (3), four (4) or five (5) years beginning as soon as administratively practicable in the year specified by the Participant on the Election Form.

A Participant may elect, on an Election Form, to change the form of payment for any distribution under this Section for any Plan Year to any other form of payment permitted under this Section, provided such election occurs at least one (1) year before the date of distribution previously elected by the Participant.

All distributions under this Section shall be made on a pro rata basis from the Participant's Deferral Account(s), IR Stock Account(s) and vested Discretionary Company Contribution Account(s), as applicable.

7.3
Termination of Employment Prior to Completing Five (5) Years of Service. If a Participant’s employment with the Company terminates prior to his or her completing five (5) years of Service, the vested portion of the Participant's Account Balances, if any, shall be distributed in a lump sum as soon as practicable in the year following the Participant's termination of employment. If a Participant’s employment with the Company terminates prior to his or her completing five (5) years of Service while receiving annual installments prior to termination of employment pursuant to Section 7.2, such annual installments shall continue to be paid to the Participant (and after his or her death to his or her Beneficiary) in the same manner as if the Participant had not terminated employment prior to completing five (5) years of Service. For purposes of this Section, Disability, death and Retirement shall be deemed not to be a termination of employment.

7.4
Transfer of Employment. Notwithstanding any provision of Sections 7.1, 7.2 or 7.3 to the contrary, a Participant shall not be considered to have terminated employment during a Plan Year, if such Participant is continuously employed during that Plan Year by the Company, a Participating Employer, or any subsidiaries or affiliates of a Participating Employer, or any combination thereof.

7.5
Hardship Distribution. In the event that the Administrative Committee, upon written petition of the Participant (or the Participant’s Beneficiary) on an Election Form filed with the Administrative Committee specifying the Plan Year(s), from which payment shall be made, determines in its sole and absolute discretion, that the Participant (or the Participant’s Beneficiary) has suffered an Unforeseeable Financial Emergency, the Company may pay to the Participant (or the Participant’s Beneficiary) in a lump sum from the Participant’s Deferral Account(s), IR Stock Account(s), vested portion of the Discretionary Contribution Account(s) and the vested portion of the Supplemental Contribution Account(s) with respect to the specified Plan Year(s), as soon as practicable following such determination, an amount appropriate under the circumstances. All distributions under this Section shall be made on a pro rata basis from the Participant's Deferral Account(s), IR Stock Account(s), vested Discretionary Company Contribution Account(s) and vested Supplementary Contribution Account(s), as applicable.

7.6
Early Distributions (with forfeiture). A Participant shall be permitted to elect, on an Election Form, to receive an Early Distribution in whole percentages of up to 100% of his or her Deferral Account(s), IR Stock Account(s) and vested Discretionary Company Contribution Account(s) with respect to a specified Plan Year(s), subject to the following restrictions:

(1)
10% of the amount elected by the Participant to be distributed as an Early Distribution shall be permanently forfeited and such forfeited amount shall be deducted from the amount to be distributed to the Participant.

(2)
If a Participant receives an Early Distribution, the Participant will be ineligible to participate in the Plan for the balance of the Plan Year in which the Early Distribution is received and for the following Plan Year. All Early Distributions shall be made on a pro rata basis from the Participant's Deferral Account(s), IR Stock Account(s) and vested Discretionary Company Contribution Account(s).

(3)	The Early Distribution shall be paid in a single lump sum as soon as administratively practicable after the Early Distribution election is made.

7.7
Form of Payments. All amounts in a Participant’s Deferral Account and Discretionary Company Contribution Account and payable to a Participant or Beneficiary under the Plan shall be paid in cash. All amounts in a Participant’s Supplemental Contribution Account and IR Stock Account and payable to a Participant or Beneficiary under the Plan shall be paid in IR Stock; except that, with respect to any fractional share, such fractional share shall be paid in cash.

All distributions from the Plan that are to be paid in a specified number of annual installments shall be paid so that the amount of each annual installment is determined by dividing the total remaining number of units in the Participant’s Account Balance to be paid in annual installments by the number of years of annual installments remaining.

7.8
Taxes; Withholding. To the extent required by law, the Company, or the trustee of the Trust, shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government. The amount to be withheld and the manner in which amounts shall be withheld shall be determined in the sole discretion of the Company or the trustee of the Trust.

7.9
Distribution Provisions. Effective January 1, 2004, to the extent an agreement between the Company and a Participant contains provisions governing the form and/or timing of a distribution of a Discretionary Company Contribution made on behalf of the Participant, the distribution provisions of such agreement shall apply. Except as provided in an agreement between the Company and the Participant, the form and/or timing of a Discretionary Company Contribution shall be determined by the Administrative Committee in its sole and absolute discretion.

SECTION 8

BENEFICIARY DESIGNATION

A Participant shall have the right to designate a Beneficiary(ies) to receive the Participant’s Account Balances in the event the Participant dies prior to receiving all of his or her Account Balances. A Beneficiary designation shall be made, and may be amended at any time, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time. A Participant may change the designated Beneficiary under the Plan at any time by providing such designation in writing to the Administrative Committee.

If a Participant fails to designate a Beneficiary(ies), or if all designated Beneficiaries predecease the Participant, the Participant’s Beneficiary(ies) shall be deemed to be the Participant’s estate. If the Company is unable to determine a Participant's Beneficiary or if any dispute arises concerning a Participant's Beneficiary, the Company may pay benefits to the Participant's estate. Upon such payment, the Company shall have no further liability hereunder.

If any distribution to a Beneficiary is to be made in annual installments, and the Beneficiary dies before receiving all such installments, the value of the remaining installments, if any, shall be paid to the estate of the Beneficiary in a lump sum.

SECTION 9

AMENDMENT AND TERMINATION OF PLAN

9.1
Amendment. The Plan may, at any time and from time to time, be amended without the consent of any Participant or Beneficiary, by (a) the Compensation Committee or the Board of Directors of Ingersoll-Rand plc, or (b) the Administrative Committee in the case of amendments which do not materially modify the provisions hereof; provided, however, that no amendment shall reduce any benefits accrued under the terms of the Plan as of the date of amendment.

9.2    Termination of Plan

a.	Company's Right to Terminate. The Board of Directors of Ingersoll-Rand plc may terminate the Plan at any time and for any reason.

b.
Payments Upon Termination. Upon any termination of the Plan under this Section, Base Salary, Cash Incentive Compensation Awards, Dividends on Stock Grants, Discretionary Company Contributions and Supplemental Contributions shall prospectively cease to be deferred and, with respect to all such amounts previously deferred, the Company shall pay to the

Participant, in a lump sum, as soon as administratively practicable, the value of the Participant’s Account Balances.

SECTION 10

MISCELLANEOUS

10.1
Unsecured General Creditor. Benefits under the Plan shall be payable by the Company out of its general funds. The Company shall have the right to establish a reserve or make any investment for the purposes of satisfying its obligations hereunder for payment of benefits at its discretion, provided, however, that no Participant or Beneficiary shall have any interest in such investment or reserve. To the extent that any person acquires a right to receive benefits under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. No Participant shall have any rights or privileges of a stockholder of the Company or of a member of Ingersoll-Rand plc under the Plan, including as a result of the crediting of units to a Participant’s IR Stock Account or Supplemental Contribution Account, except at such time as distribution is actually made from the Participant’s IR Stock Account or Supplemental Contribution Account, as applicable.

10.2
Entire Agreement; Successors. The Plan, including the Election Form and any subsequently adopted amendments to the Plan or Election Form, shall constitute the entire agreement or contract between the Company and any Participant regarding the Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Participant relating to the subject matter hereof, other than those set forth herein. The Plan and any amendment hereof shall be binding on the Company and the Participants and, their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated Beneficiaries of the Employee.

10.3
Non-Assignability. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit hereunder shall not be subject to attachment or any other legal process for the debts of such Participant or Beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

10.4
No Contract of Employment. The establishment of the Plan or any modification hereof shall not give any Participant or other person the right to remain in the service of the Company, a Participating Employer, or any subsidiaries or affiliates of a Participating Employer, and all Participants and other persons shall remain subject to discharge to the same extent as if the Plan had never been adopted.

10.5
Authorization and Source of Shares. Shares of IR Stock necessary to meet the obligations of the Plan have been reserved and authorized pursuant to resolutions adopted by the Board of Directors of the Company on December 4, 1996, and additional shares of IR Stock shall be reserved and authorized for delivery under the Plan from time to time. These shares of IR Stock may be provided from newly-issued or treasury shares.

10.6	Singular and Plural. As the context may require, the singular may be read as the plural and the plural as the singular.

10.7	Captions. The captions to the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

10.8	Applicable Law. Except as preempted by federal law, the Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

10.9
Severability. If any provisions of the Plan shall, to any extent, be invalid or unenforceable, the remainder of the Plan shall not be affected thereby, and each provision of the Plan shall be valid and enforceable to the fullest extent permitted by law.

10.10
Notice. Any notice or filing required or permitted to be given to the Administrative Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company at 1 Centennial Avenue, Piscataway, NJ 08855, directed to the attention of the Senior Vice President, Human Resources. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice to the Participant shall be addressed to the Participant at the Participant’s residence address as maintained in the Company’s records. Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative as of January 1, 2017.

INGERSOLL-RAND COMPANY

By: _/s/ Jeffrey A. Blair___________
Jeffrey A. Blair
Vice President -Total Rewards

APPENDIX A

Claim Procedures

Employees, their beneficiaries, if applicable, or any individual duly authorized by them, shall have the right under the Plan and the Employee Retirement Income Security Act of 1974, as amended (ERISA), to file a written claim for benefits from the Plan in the event of a dispute over such Employee’s entitlement to benefits. All claims must be submitted to the Administrative Committee, or its delegate, in writing and within one year of the date on which the lump sum payment was made or allegedly should have been made. For all other claims, the date on which the action complained of occurred.

Timing of Claim Decision
If an Employee’s claim is denied, in whole or in part, the Administrative Committee, or its delegate, will give the Employee (or his or her representative) a written (or electronic) notice of the decision within 90 days after the Employee’s claim is received by the Administrative Committee, or its delegate, or within 180 days if special circumstances require an extension of time with respect to a determination of the claim. If the claim for benefits relates to disability benefits, the Employee (or his or her representative) will be given a written (or electronic) notice within 45 days after his or her claim is received by the Administrative Committee, or its delegate, unless special circumstances require an extension of time. The Administrative Committee, or its delegate, may extend the period no more than twice for up to 30 days for each extension to make a determination of a disability benefit claim. The Employee (or his or her representative) will be notified if any extensions are required, the special circumstances requiring an extension, and the date a determination is expected. If any additional information is needed to process an Employee’s claim for disability benefit claim, the Employee will be advised of the additional information that is needed and the standards on which the benefit entitlement is based, and he or she will have at least 45 days to provide the needed information. Failure to provide additional requested information may result in the denial of the claim.

Notice of Claim Denial
If the Employee is denied a claim for benefits, the Administrative Committee, or its delegate, will provide such Employee with a written or electronic notice setting forth:

1.	The specific reason(s) for the denial;

2.	Specific reference(s) to pertinent Plan provisions upon which the denial is based;

3.	A description of any additional material or information necessary for you to perfect the claim, and an explanation of why such material or information is necessary;

4.	A description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of your right to bring a civil action under

Section 502(a) of ERISA following a the exhaustion of the Plans’ administrative process;

5.
If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule, guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and,

6.	A statement that you have the right to appeal the decision.

Appeal of Claim Denial
The Employee (or his or her representative) may request a review of a denial of a claim to the Administrative Committee, or its delegate, by filing a written application for review within 60 days (or, for disability claims, 180 days) after his or her receipt of the written notice of the denial of the claim. The filing of an appeal is mandatory if the Employee later determines that he or she wants to initiate a lawsuit under ERISA Section 502(a). The Administrative Committee, or its delegate, will conduct a full and fair review of the claim denial. The review shall:

1.	Not afford deference to the initial adverse benefit determination,

2.	Provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the appeal, if applicable

3.	Be conducted by someone that did not take part in the adverse determination under appeal and is not a subordinate of someone who did.
The Employee shall have the opportunity to submit written comments, documents, records and other information relating to his or her claim without regard to whether such information was submitted or considered in the initial benefit determination. The Administrative Committee will re-examine your claim, along with all comments, documents, records and other information that you submit relating to the claim, regardless of whether or not it was submitted or considered in the initial determination. In deciding an appeal that is based in whole or in part on a medical judgment, the decision maker shall consult with a health care professional who has appropriate experience in the field of medicine and who was not consulted in connection with the initial adverse determination and is not the subordinate of someone who did.

Timing of Decision on Appeal
The Administrative Committee, or its delegate, shall notify the Employee (or his or her representative) of the determination on review within 60 days (or, for disability claims, 45 days) after receipt of the Employee’s request for review, unless the Administrative Committee, or its delegate, determines that special circumstances require an extension. The extension may not be longer than 60 days (or, for disability claims, 45 days). The Employee (or his or her representative) shall be notified if any extension is required, the special circumstances requiring an extension and the date when a determination is expected before the end of the initial 60 day (for disability claims, 45 day) period. Subject to the Compensation Committee, the Administrative Committee’s, or its delegate’s, decision shall be final and binding on all parties.

Notice of Benefit Determination on Review of an Appeal
The Administrative Committee, or its delegate, will provide the Employee (or his or her representative) with a written or electronic notice of the determination on review and, if the claim on review is denied:

1.	The specific reason or reasons for the denial;

2.	The specific Plan provision(s) on which the decision is based;

3.
A statement that the Employee is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim for benefits;

4.
If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and

5.	A statement that the Employee shall have a right to bring a civil action under Section 502(a) of ERISA following exhaustion of the Plans’ administrative processes.

Discretionary Authority to Decide Claims and Appeals
The Administrative Committee, or its delegate, shall have full discretionary authority to determine eligibility under the Plan’s terms, to interpret and apply the terms and provisions of the Plans, to resolve discrepancies and ambiguities, and to make final decisions on the appeal by an Employee of an initial denied claim. Subject to review of the Compensation Committee, the Administrative Committee’s, or its delegate’s, decision will be final and binding on all parties.

Right to File a Lawsuit under ERISA
In the event an Employee’s appeal under a Plan is denied by the Administrative Committee, or its delegate, he or she shall have the right to file a lawsuit under ERISA Section 502(a). Any such lawsuit must be filed within 12 months of the appeal having been denied. Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the State of New Jersey.